SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2003

CALL NOW, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada
(State or other jurisdiction of incorporation)

 0-27160                        65-0337175
(Commission File Number                    (IRS Employer Identification No.)

One Retama Parkway, Selma, TX 78154
(Address of principal executive offices)

210-651-7145
(Issuer's telephone number)

Item 5.  Other Events.

On September 24, 2003 we reverse split our common stock 1-for-3.  We also reduced the total number of shares of common stock which we are authorized to issue from 50,000,000 to 16,666,667 shares and reduced the total number of shares of preferred stock which we are authorized to issue from 800,000 to 266,667 shares.

On September 25, 2003 our trading symbol on the OTC Bulletin Board was changed to CLNW.

On September 24, 2003 we issued a press release concerning the reverse stock split and new trading symbol.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

 The following exhibits are filed with this report:

Exhibit No.   Description

       3   Certificate to Change the Number of Authorized Shares of Stock dated September 9, 2003 filed with the Secretary of State of Nevada.

       99         Press Release dated September 24, 2003 concerning reverse stock split and new trading symbol.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
September 29, 2003

     CALL NOW, INC.

By:       /s/ Thomas R. Johnson
              Thomas R. Johnson
              President